UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 30, 2008 (January 25, 2008)

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CyberSource Corporation (the “Company”) approved, based on the Company’s performance in 2007, the payment of bonuses to the Company’s principal executive officer, principal financial officer and named executive officers, consistent with the 2007 Bonus Plan. The bonus amounts were in addition to the bonus amounts accrued during the third quarter 2007 discussed below and as follows:

Name	Position	Bonus Amount
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$75,000

Steven D. Pellizzer	Chief Financial Officer and Senior Vice President, Finance	$56,250

Scott Cruickshank	President and Chief Operating Officer	$42,500

Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	$56,250

Michael A. Walsh	Senior Vice President Worldwide Sales	$18,750

In addition, on January 25, 2008, the Committee ratified and approved the payment of bonuses previously approved by the Committee and accrued during the third quarter of 2007 that were awarded pursuant to the Company’s 2007 Bonus Plan. The payments to the executive officers were as follows:

Name	Position	Bonus Amount
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$25,000

Steven D. Pellizzer	Chief Financial Officer and Senior Vice President, Finance	$18,750
Scott Cruickshank	President and Chief Operating Officer	$21,250

Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	$18,750

Michael A. Walsh	Senior Vice President Worldwide Sales	$6,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and
Senior Vice President of Finance

Date: January 30, 2008